UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K



                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):      July 10, 2000


                          SFAC New Holdings, Inc.
 -------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


   State of Delaware                 33-383149               52-2173534
(State or other jurisdiction   (Commission File No.)      (I.R.S. Employer
of incorporation or                                       Identification No.)
organization)


       520 Lake Cook Road, Suite 550, Deerfield, IL            60015
        (Address of principal executive offices)              (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300




ITEM 5.    OTHER EVENTS

On May 26, 2000, the Company provided notification in a Form 8-K filing that the buyer (the "Buyer") of its H&M Food Systems business ("H&M") had submitted a claim seeking payment of the escrow related to the H&M sale plus approximately $20 million (the "Claim").

The Company recently reached a settlement (the "Settlement") of the Claim with the Buyer that dismisses all claims related to the Company's ownership, operation or sale of H&M. As part of the Settlement, the Buyer agreed to release approximately $500,000 of the escrow to the Company and withdrew its additional $20 million claim. The Settlement further provides that the balance of the escrow will be released to the Buyer.

The Company believes that this Settlement will result in a significant savings in potential legal expenses and will enhance its ability to focus on maximizing value for all of its stakeholders.


                                 SIGNATURES

Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SFAC NEW HOLDINGS, INC
                                 (Registrant)



Date:  July 10, 2000             By:  /s/ Robert  L. Fishbune
                                     -------------------------------
                                     Robert L. Fishbune
                                     Vice President and Chief
                                     Financial Officer